EXECUTION COPY



                      TRADE RECEIVABLES PURCHASE AGREEMENT

                                      among

                             COYOTE FUNDING, L.L.C.
                                   as Seller,

                 DIAMOND SHAMROCK REFINING AND MARKETING COMPANY
                              as Collection Agent,

                  ASSET SECURITIZATION COOPERATIVE CORPORATION
                              as Conduit Purchaser,

                       CANADIAN IMPERIAL BANK OF COMMERCE
               as Back-Stop Purchaser and as Administrative Agent


                           Dated as of March 29, 1999

                                TABLE OF CONTENTS

Article                                                                    Page
-------                                                                    ----

ARTICLE I:  DEFINITIONS........................................................1

ARTICLE II:  PURCHASE FACILITY................................................14
        SECTION 2.1.  Purchase Facility.......................................14
        SECTION 2.2.  Extension or Acceleration of the Termination Date.......14

ARTICLE III:  SALE OF OWNERSHIP INTEREST......................................15
        SECTION 3.1.  Determination of Ownership Interest.....................15
        SECTION 3.2.  Frequency of Determining Aggregate Ownership
                      Interest................................................16
        SECTION 3.3.  Maximum Ownership Interest..............................17
        SECTION 3.4.  Lock Boxes, Blocked Accounts and Collections............17

ARTICLE IV:  PURCHASE PRICE...................................................18
        SECTION 4.1.  Determination of Cash Component of Purchase Price.......18
        SECTION 4.2.  Determination of Deferred Payment Component of
                      Purchase Price..........................................18

ARTICLE V:  FEES AND EXPENSES.................................................18
        SECTION 5.1.  Settlement Date Payments................................18
             SECTION 5.1.1  Purchase Discount.................................19
             SECTION 5.1.2.  Purchase Premium.................................19
             SECTION 5.1.3.  Operating Expense Fee............................19
             SECTION 5.1.4.  Collection Agent Fee.............................20
             SECTION 5.1.5.  Administration Fee...............................20
        SECTION 5.2.  Unused Facility Fee.....................................20
        SECTION 5.3.  Structuring Fee.........................................20
        SECTION 5.4.  Legal Fees and Expenses.................................20
        SECTION 5.5.  Interest on Unpaid Amounts..............................21
        SECTION 5.6.  Audits..................................................21

ARTICLE VI:  PURCHASE PROCEDURES..............................................21
        SECTION 6.1.  Types of Purchases......................................21
        SECTION 6.2.  Notice Requirements.....................................21
        SECTION 6.3.  Conditions Precedent to Initial Purchase................22
             SECTION 6.3.1.  Membership in the Purchaser......................22
             SECTION 6.3.2.  Fees.............................................22
             SECTION 6.3.3.  Absence of Liens.................................22
             SECTION 6.3.4.  Financing Statements.............................22
             SECTION 6.3.5.  Trade Receivables Sale Agreement; Transfer
                             Agreement........................................23
             SECTION 6.3.6.  Receivables Activity Report......................23

             SECTION 6.3.7.  Resolutions......................................23
             SECTION 6.3.8.  Legal Opinion of Seller's and DSRM's and the
                             Parents's Counsel................................23
             SECTION 6.3.9.  Good Standing Certificates.......................23
             SECTION 6.3.10.  Performance Support Agreement...................23
             SECTION 6.3.11.  Lock-Box and Blocked Account Agreements.........23
        SECTION 6.4.  Condition Precedent to All Incremental Purchases........24
        SECTION 6.5.  Conditions Precedent to All Purchases...................24
             SECTION 6.5.1.  Representations and Covenants....................24
             SECTION 6.5.2.  Notice...........................................24
             SECTION 6.5.3.  Other Documents..................................24

ARTICLE VII:  SETTLEMENT PROCEDURES...........................................24
        SECTION 7.1.  Settlement Date.........................................24
        SECTION 7.2.  Application of Collections..............................25
             SECTION 7.2.1.  Application of Collections on Days That Are
                             Not Settlement Dates.............................25
             SECTION 7.2.2.  Application of Collections on Settlement
                             Dates............................................25
        SECTION 7.3.  Adjustments, Etc........................................26
        SECTION 7.4.  Receivables Activity Report.............................27

ARTICLE VIII: ADMINISTRATIVE AGENT AND COLLECTION AGENT.......................27
        SECTION 8.1.  Appointment of Administrative Agent.....................27
             SECTION 8.1.1  Replacement of Administrative Agent...............27
        SECTION 8.2.  Appointment of Collection Agent.........................27
             SECTION 8.2.1.  Replacement of Collection Agent; Notification
                             of Obligors......................................28

ARTICLE IX:  REPRESENTATIONS AND WARRANTIES...................................29
        SECTION 9.1.  Representations and Warranties of the Seller and
                      the Collection Agent....................................29

ARTICLE X:  COVENANTS.........................................................32
        SECTION 10.1.  Affirmative Covenants of the Seller and the
               Collection Agent...............................................32
        SECTION 10.2.  Reporting Requirements of the Seller...................35
        SECTION 10.3.  Negative Covenants of the Seller and the
               Collection Agent...............................................36

ARTICLE XI:  INDEMNIFICATIONS; INCREASED COSTS................................38
        SECTION 11.1.  Indemnification by Seller of the Purchasers, etc.......38
        SECTION 11.2.  Indemnification Due to Failure to Consummate
                       Purchase...............................................39
        SECTION 11.3.  Increased Costs........................................40
        SECTION 11.4.  Increased Capital......................................40
        SECTION 11.5.  Taxes..................................................41
        SECTION 11.6.  Notices................................................42

ARTICLE XII:  MISCELLANEOUS...................................................43
        SECTION 12.1.  Amendments, Etc........................................43
        SECTION 12.2.  Notices, Etc...........................................43
        SECTION 12.3.  [Reserved].............................................43
        SECTION 12.4.  No Waiver; Remedies....................................43
        SECTION 12.5.  Binding Effect; Assignability..........................43
        SECTION 12.6.  GOVERNING LAW..........................................44
        SECTION 12.7.  Construction of the Agreement..........................44
        SECTION 12.8.  No Proceedings.........................................44
        SECTION 12.9.  Confidentiality........................................44
        SECTION 12.10.  Execution in Counterparts.............................45
        SECTION 12.11.  Severability Clause...................................45
        SECTION 12.12.  SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT
                        TO ACCEPT SERVICE OF PROCESS..........................45

                                    EXHIBITS

Exhibit A    Form of Notice for Initial and Incremental Purchases

Exhibit B-1  Form of Notice of Election Not to Make Reinvestment Purchase

Exhibit B-2  Form of Notice of Election to Suspend Purchases and of Payment of
             Reduction in Investment

Exhibit C    Form of Membership Agreement

Exhibit D    Form of Lock-Box Agreement

Exhibit E    Form of Blocked Account Agreement

Exhibit F    Form of Receivables Activity Report


                                    SCHEDULES

Schedule A   Special Concentration Limits

Schedule B   Credit and Collection Policies

Schedule C   List of Lock-Box Banks

Schedule D   List of Blocked Account Banks

Schedule E   List of Addresses for the Seller and the Originators

         This TRADE RECEIVABLES PURCHASE AGREEMENT (this "Agreement") is entered into as of March 29, 1999 by and among COYOTE FUNDING, L.L.C., a Delaware limited liability company, as Seller (the "Seller"), DIAMOND SHAMROCK REFINING AND MARKETING COMPANY ("DSRM", but when acting in its capacity as the collection agent hereunder, the "Collection Agent"), ASSET SECURITIZATION COOPERATIVE CORPORATION, ("ASCC", or the "Conduit Purchaser"), CANADIAN IMPERIAL BANK OF COMMERCE, ("CIBC", and together with its successors and assigns, the Back-Stop Purchaser"), and CIBC as agent (the "Administrative Agent") for the Purchasers.

                             ARTICLE I: DEFINITIONS

         As used in this Agreement, the following terms shall have the specified meanings and shall include in the singular number the plural and in the plural number the singular:

         "Administration Fee" means the percentage used to determine the fee payable by the Seller to the Back-Stop Purchaser, as described in Section 5.1.5.

         "Administrative Agent" means CIBC and any replacement thereof under Section 8.1.1.

         "Affected Party" has the meaning specified in Section 11.4.

         "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person.

         "Aggregate Charge-Offs" means, for any date of determination, the aggregate outstanding balance of all Receivables that became Charge-Offs during the preceding period of 12 consecutive calendar months.

         "Aggregate Ownership Interest" means at any time, the Ownership Interests of all Purchasers at such time.

         "Agreement" means this Trade Receivables Purchase Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

         "Alternative Rate" for any Settlement Period means an interest rate per annum equal to the sum of (a) the LIBO Rate (Reserve Adjusted) plus (b) 0.50%; provided, however, that (i) in the case of any Settlement Period of less than one month, the LIBO Rate (Reserve Adjusted) under clause (a) above shall be calculated as if such Settlement Period has a duration of one month unless the Administrative Agent and the Collection Agent agree in writing to a different rate; (ii) if it shall become unlawful for CIBC to obtain funds in the London interbank market in order to make, fund or maintain any Purchase hereunder or deposits in dollars (in the applicable amounts) are not being offered by CIBC in the London interbank market then the "Alternative Rate" for any Settlement Period shall be calculated using an interest rate per annum equal to the Base Rate; and (iii) following the occurrence of an Event of Liquidation, the "Alternative Rate" for each Payment Period shall be the sum of the applicable interest rate per annum determined pursuant to provisions set forth above plus 2.0% per annum.

         "Back-Stop Purchaser" means CIBC and its successors and assigns.

         "Base Rate" means, on any date, a fluctuating rate of interest per annum equal to the higher of (a) the Prime Rate and (b) the Federal Funds Rate plus 1.0%.

         "Blocked Account" means any blocked account established in the name of the Seller to which the Collection Agent shall deposit Collections or to which the Collection Agent shall cause Collections to be electronically transferred directly in accordance with the terms of this Agreement.

         "Blocked Account Agreement" means the agreement in the form of Exhibit E hereto executed among the Seller, DSRM, the Administrative Agent and a Blocked Account Bank.

         "Blocked Account Bank" means any bank listed on Schedule D.

         "Business Day" means a day other than a Saturday or a Sunday on which each of the Conduit Purchaser, the Back-Stop Purchaser, the Administrative Agent, the Collection Agent and the Seller is open for business.

         "Charge-Off" means any receivable that has been or should have been charged-off in conformity with the then current Credit and Collection Policies.

         "Charge-Off Ratio" means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the Aggregate Charge-Offs and the denominator of which is the aggregate outstanding balance of the Receivables as of the last day of the month most recently completed.

         "CIBC" means Canadian Imperial Bank of Commerce.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collections" means, with respect to any Receivable, all funds which are received by the Seller or the Collection Agent in payment of any amounts owed in respect of such Receivable (including, without limitation, finance charges, interest and all amounts received by the Seller pursuant to Section 7.3(b)(i) hereof), applied to amounts owed in respect of such Receivable (including, without limitation, insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Receivable and available to be applied thereon).

         "Collection Agent" means DSRM or any replacement thereof under
Section 8.2.1.

         "Collection Agent Fee" means the percentage used to determine the fee payable by the Purchasers to the Collection Agent, as described in Section 5.1.4.

         "Commencement Date" means the date following the Conduit Purchaser's election not to make any further purchases under this Agreement, provided that no Event of Liquidation has occurred.

         "Concentration Limit" means, with respect to any Obligor, the Standard Concentration Limit or the Special Concentration Limit, as applicable.

         "Conduit Lender" has the meaning specified in Section 11.3.

         "Conduit Purchaser" means Asset Securitization Cooperative Corporation, a California cooperative corporation, and its successors and assigns.

         "Credit and Collection Policies" means the written Credit and Collection Policies utilized by the Seller and the Originators, attached hereto as Schedule B, as the same shall be supplemented or otherwise modified in strict compliance with this Agreement.

         "Credit Card Receivables Purchase Agreement" means the Credit Card Receivables Purchase Agreement of even date herewith among the Seller, DSRM, the Conduit Purchaser, the Back-Stop Purchaser and the Administrative Agent relating to a portfolio of credit card receivables originated by certain Affiliates of the Seller and serviced by DSRM.

         "Credit  Card   Receivables  Sale  Agreement"  means  the  Credit  Card
Receivables Sale Agreement of even date herewith between DSRM and the Seller, as amended, restated, supplemented or otherwise modified from time to time.

         "Credit Facilities" means each of the committed loan facilities, lines of credit, letters of credit, surety bonds and other forms of credit enhancement available to the Conduit Purchaser to support the Conduit Purchaser's commercial paper and which are not Liquidity Facilities.

         "Days Sales Outstanding" means, in respect of any month, a number of days equal to the product of (a) the number of days in such month and (b) (i) the aggregate outstanding balance of all Receivables as of the end of such month, divided by (ii) the aggregate outstanding balance of all Receivables generated during such month.

         "Default Ratio" means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is (A) the sum of (i) the aggregate outstanding balance of all Receivables that became Defaulted
Receivables during the month most recently ended and (ii) the Aggregate Charge-Offs, and (B) the denominator of which is the aggregate outstanding balance of all Receivables on the last Business Day of the month most recently ended.

         "Defaulted Receivable" means any Receivable (the amount of which shall be determined from the Seller's aged trial balance) which, without duplication:

         (1) all or any portion of which remains unpaid more than 30 but fewer than 61 days past the date on which it was due; or

         (2) is owed by an Obligor that is in bankruptcy, reorganization, insolvency or similar proceedings.

         "Delinquency Ratio" means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the aggregate outstanding balance of all Receivables that were unpaid for more than 21 days but fewer than 30 days past the dates on which they were due as of the end of the month most recently ended, and the denominator of which is the aggregate outstanding balance of all Receivables as of such date.

         "Diamond Shamrock Entity" has the meaning specified in Section 10.1(m).

         "DSRM" means Diamond Shamrock Refining and Marketing Company, a Delaware corporation, and its successors.

         "Dilution Ratio" means, as of the last day of any month, a fraction, expressed as a percentage, the numerator of which is the aggregate amount of Dilutions for the most recently completed calendar month and the denominator of which is the aggregate outstanding balance of all Receivables as of such day.

         "Dilution Reserve" means, as of any date of determination, an amount equal to (a) the product of (1) the outstanding balance of Eligible Receivables as at the end of the calendar month most recently ended and (2) 2.00 times the greatest of the Dilution Ratios determined for each calendar month during the period of twelve (12) months preceding such date of determination less (b) the Standard Concentration Limit.

         "Dilutions" means the aggregate amount of any reductions and cancellations of Receivables which have been reduced or canceled, respectively, by reason of return, discount (including, without limitation, early payment discounts) or other adjustment.

         "Eligible Receivable" means any Receivable:

         (1) which is not unpaid for more than 20 days past the date on which it was due;

         (2) which is required to be paid in full within no more than 30 days of the date on which it was billed;

         (3)      which is payable only in U.S. dollars;

         (4)      which is not a Defaulted Receivable or a Charge-Off;

         (5) the Obligor of which has not been at any time during the period of 12 consecutive months ending on the date of determination, (A) the Obligor of a Charge-Off in conformity with the then current Credit and Collections Policies or (B) in bankruptcy, reorganization, insolvency or similar proceedings.

         (6) the Obligor of which is a U.S. resident and is not an Affiliate of the Originators or the Seller;

         (7)      which is not subject to any dispute, claim, defense or offset;

         (8) which is an "account" or a "general intangible" within the meaning of the Uniform Commercial Code of the State in which is located the Seller's place of business or, if the Seller has more than one place of business, the Seller's chief executive office;

         (9) which arose from a bona fide sale of merchandise or the rendering of services accepted by the Obligor of that Receivable and was acquired from DSRM pursuant to the Trade Receivables Sale Agreement;

         (10) in which the applicable Purchaser shall, upon the Purchase of an Ownership Interest therein, acquire good and marketable title to the Ownership Interest therein, free and clear of all liens, security interests and encumbrances other than any in favor of any Purchaser that may be created under this Agreement;

         (11) that is the legal, valid and binding payment obligation of the Obligor thereon;

         (12)     which  does  not  contravene  any  applicable   law,  rule  or
                  regulation in any material respect;

         (13) which is not subject to any restrictions on the transfer, assignability or sale thereof;

         (14) the terms of which satisfy all applicable provisions of the Credit and Collection Policies current at the time of the origination thereof;

         (15) which was generated in the ordinary course of the Originators' business and acquired by Seller from the Originators pursuant to the terms of the Transfer Agreement; and

         (16)     which the Administrative Agent has not designated, upon thirty
                  (30) days' notice to the Seller, as no longer eligible for transfer hereunder.

         "ERISA" means the Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder, as amended from time to time.

         "ERISA   Affiliate"  means  any  trade  or  business  (whether  or  not incorporated) that is treated as a single employer with the Seller under Section 414 of the Code.

         "Event of Liquidation" means any one or more of the following events:

         (a) the Parent's long-term unsecured private debt or public debt rating falls below BBB- from S&P or Baa3 from Moody's; the Performance Support Agreement shall cease to be in full force and effect; or the Parent shall have disaffirmed or otherwise repudiated its obligations under the Performance Support Agreement or notified the Administrative Agent or any Pur-chaser of its intention to do so;

         (b) Either of DSRM or the Seller shall no longer be a wholly-owned direct or indirect subsidiary of the Parent;

         (c)      the  Seller  shall  cease  to  be  a  member  of  the  Conduit
                  Purchaser;

         (d) the Seller or the Collection Agent (if it is DSRM or any Diamond Shamrock Entity) shall fail to make any payment when due to any of the Purchasers under any of the Sale Documents;

         (e) any Diamond Shamrock Entity shall breach any representation or warranty or fail to perform or observe any term, covenant or agreement applicable to it which is contained in any Sale Document to which it is a party other than one covered by clause (d) above, and such breach or failure is likely to have a material adverse effect on the collectibility of the Receivables;

         (f) (i) the Seller, DSRM, or the Parent shall be in bankruptcy, reorganization, insolvency or similar proceedings or (ii) any other Diamond Shamrock Entity shall be in bankruptcy, reorganization, insolvency or similar proceedings and any such proceeding has had or can reasonably be expected to have a material adverse effect on the collectibility of the Receivables, the ability of any of the Diamond Shamrock
                  Entities to perform their respective obligations under the Sale Documents or the legality, validity or enforceability of any Sale Document or of the Ownership Interest;

         (g) the Aggregate Ownership Interest shall exceed the Maximum Ownership Interest and the Seller shall have failed to make the payment required under Section 3.3;

         (h) on any Settlement Date the Delinquency Ratio shall be greater than the Historical Delinquency Ratio;

         (i)      on  any  Settlement   Date  the  average  of  the  Days  Sales
                  Outstanding for the most recently ended month and each of the two immediately preceding months exceeds 40 days;

         (j) on any Settlement Date the Default Ratio shall be greater than the lesser of 14% or the Historical Default Ratio;

         (k) the occurrence of any event which has had or can reasonably be expected to have a material adverse effect on (i) the collectibility of the Receivables, or (ii) the legality, validity or enforceability of any Sale Document or of the Ownership Interest;

         (l) on any Settlement Date, the Dilution Ratio exceeds the product of 1.5 and the greatest of the Dilution Ratios for each month during the period of twelve months preceding such Settlement Date;

         (m)      the Charge-Off Ratio shall at any time exceed 1.00%; or

         (n) The Parent, DSRM or the Seller shall default in the payment when due (whether at scheduled maturity, required prepayment, demand or otherwise) with respect to any indebtedness of the Parent, DSRM or the Seller, the outstanding principal amount of which indebtedness, in the aggregate, is $25,000,000 or higher; or the Parent, DSRM or the Seller shall default in the performance or observance of any other obligation or condition with respect to any such indebtedness or any other event shall occur or condition exist, if, as a result, such indebtedness has become or can then be declared to be due and payable prior to its stated maturity other than as a result of a regularly scheduled payment.

         "Extension Date" means the last day of each calendar quarter commencing June 30, 1999.

         "Facility Limit" means the excess of $250,000,000 over the aggregate outstanding "Investment" under and as defined in this Agreement; provided, however, that on and after the Termination Date, the "Facility Limit" shall equal the outstanding Investment from time to time.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Fee Letter" means the letter agreement of even date herewith between the Administrative Agent and the Seller relating to fees.

         "Governmental Obligor" means any obligor that is a government, a government subdivision or an agency of a government,

         "Historical Default Ratio" means, as of any date of determination, a percentage equal to the product of (i) 1.50 and (ii) the greatest of the fractions determined for each month during the period of 12 months preceding the date of determination obtained by dividing (A) the sum of (i) the aggregate amount of all Defaulted Receivables and (ii) the Aggregate Charge-Offs by (B) the outstanding balance of Receivables as at the end of each such month.

         "Historical Delinquency Ratio" means, as of any date of determination, a percentage equal to the product of (i) 1.50 and (ii) the greatest of the fractions determined for each month during the period of 12 months preceding the date of determination obtained by dividing (A) the aggregate amount of all Receivables that were unpaid for more than 21 days but fewer than 30 days past the dates on which they were due as at the end of each such month by (B) the outstanding balance of Receivables as at the end of each such month.

         "Incremental Purchase" means any Purchase (other than an Initial Purchase) which causes the amount of the Investment to increase.

         "Initial Purchase" means, with respect to a Purchaser, the first Purchase by such Purchaser under this Agreement.

         "Investment" means the sum of:

         (1) the aggregate amount of cash paid by the Purchasers to the Seller for their respective Initial Purchases and all
                  Incremental Purchases, less the amount of all Collections received and applied pursuant to Sections 7.2.1(b) and 7.2.2(b) and of all payments made by the Seller and applied under Sections 3.3, 6.2(c) and 7.3; and

         (2)      any amounts owed by the Seller to the Purchasers under Article
                  XI.

         "LIBO Rate" means, for any Settlement Period, the rate of interest determined by the Administrative Agent to be the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which U.S. dollar deposits in immediately available funds are offered by CIBC two (2) Business Days prior to the beginning of such Settlement Period to prime banks in the interbank eurodollar market as at or about 10:00 A.M. New York time, for delivery on the first date of such Settlement Period, for a one month period and in an amount equal to the amount of the Investment to be funded at the LIBO Rate as of such second Business Day prior to the beginning of such Settlement Period.

         "LIBO Rate (Reserve Adjusted)" means, relative to any Purchase for any Settlement Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

                  LIBO Rate                 =        LIBO Rate
                                                     ----------
                  (Reserve Adjusted)                 1-LIBOR
                                                     Reserve
                                                     Percentage

The Administrative Agent shall determine the LIBO Rate (Reserve Adjusted) for each Settlement Period applicable to any Purchase and promptly provide a certificate of such calculation to the Seller thereof (which determination shall, in the absence of manifest error, be conclusive on the Seller).

         "LIBOR Reserve Percentage" means, relative to each Settlement Period, a percentage (expressed as a decimal) equal to the daily average during such Settlement Period of the percentages in effect on each day of such Settlement Period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor thereof) for determining the maximum reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D or any other applicable regulation which prescribes reserve requirements applicable to such "Eurocurrency Liabilities".

         "Liquidity Facilities" means each of the committed loan facilities, lines of credit and other financial accommodations available to the Conduit Purchaser to support the liquidity of the Conduit Purchaser's commercial paper notes and medium term notes.

         "Lock-Box" means any lock-box(es) or account(s) to which the Obligors remit Collections.

         "Lock-Box Agreement" means each agreement in the form of Exhibit D hereto executed by the Seller, the Collection Agent, the Administrative Agent and each Lock-Box Bank.

         "Lock-Box Bank" means any institution at which a Lock-Box is established and maintained.

         "Loss Reserve" means, on any date of determination,  the product of two
(2) times the highest Default Ratio occurring during the twelve months most recently completed on such date.

         "Maximum Ownership Interest" means 100%.

         "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

         "Net ER" has the meaning set forth in Section 3.1(a).

         "Obligor" means any Person that is obligated to make payment on a Receivable.

         "Operating Expense Fee" means the percentage used to determine the fee payable by the Seller to the Conduit Purchaser, as described in Section 5.1.3.

         "Originator" means each of DSRM, TPI Petroleum, Inc., Ultramar, Inc. and Diamond Shamrock Refining Company, L.P.

         "Other Taxes" has the meaning specified in Section 11.5(b).

         "Ownership Interest" means, at any time, the undivided percentage ownership interest of a Purchaser in the Receivables and related Collections as determined pursuant to Section 3.1(a).

         "Parent" means Ultramar Diamond Shamrock Corporation, a Delaware corporation or any successor.

         "PBGC"  means   the  Pension  Benefit   Guaranty  Corporation  and  any
successor thereto.

         "Performance Support Agreement" means the Performance Support Agreement of even date herewith executed by the Parent in favor of the Administrative Agent and the Purchasers, as amended, restated, supplemented or otherwise modified from time to time.

         "Person" means any corporation, natural person, firm, joint venture, partnership, limited liability company, trust, unincorporated organization, enterprise, government or any department or agency of any government.

         "Plan" means each employee benefit plan (as defined in Section 3(3) of ERISA) currently sponsored, maintained or contributed to by the Seller or any ERISA Affiliate or with respect to which the Seller or any ERISA Affiliate has any liability.

                  "Prime Rate" means the rate announced by CIBC from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by CIBC in connection with extensions of credit to debtors.

         "Purchase" means any purchase by a Purchaser of an Ownership Interest from the Seller under this Agreement, and includes such Purchaser's Initial Purchase, any Incremental Purchase and any Reinvestment Purchase by such Purchaser.

         "Purchase Discount" means the percentage used to determine the amount payable by the Seller to the Purchasers to cover the Purchasers' cost of funding the Purchases, as described in Section 5.1.1.

         "Purchase Premium" means the percentage used to determine the amount payable by the Seller to the Purchasers, as described in Section 5.1.2.

         "Purchaser" means each of the Conduit Purchaser and the Back-Stop Purchaser.

         "Receivable" means the obligation of an Obligor to pay for merchandise sold or services rendered by the Originators as shown from time to time on the aged trial balance maintained by the Collection Agent in connection with the wholesale refining and marketing business of the Originators, including all rights to payment of any interest or finance charges and in the merchandise (including returned goods) and contracts relating to such Receiv able, all security interests, guaranties and property securing or supporting payment of such Receivable, all books and records relating to the Receivables and all proceeds of the foregoing.

         "Receivables Activity Report" means the report in the form of Exhibit F hereto to be provided by the Collection Agent to the Administrative Agent in accordance with Sections 6.4 and 7.4 of this Agreement.

         "Receivables Systems" has the meaning specified in Section 9.1.(q).

         "Reinvestment Purchase" means any Purchase made with Collections.

         "Reserve" means, as of any date, an amount equal to the Investment on such date multiplied by a fraction, the numerator of which equals the sum of the items set forth below (each expressed as a percentage), and the denominator of which equals 100% minus such sum:

         (1)      the Loss Reserve;

         (2)      the Standard Concentration Limit;

         (3)      the Collection Agent Fee; and

         (4)      the Yield Reserve Percentage.

         "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

         "Sale  Documents"  means this Agreement,  the Transfer  Agreement,  the
Trade Receivables Sale Agreement, the Performance Support Agreement, the Exhibits hereto to which the Seller is a party, the Lock-Box Agreements, the Blocked Account Agreements and all other certificates, agreements and documents executed from time to time by the Seller in connection with the transactions contemplated in this Agreement.

         "Seller" means Coyote Funding, L.L.C., a Delaware limited liability company, and its successors and permitted assigns.

         "Settlement Date" means any date, as described in Section 7.1 of this Agreement, on which the Collection Agent is required to remit specified payments to the Purchasers.

         "Settlement Period" means the period from (and including) a Settlement Date (or, in the case of the initial Settlement Period under this Agreement, from the date of the earliest Initial Purchase) to (but excluding) the immediately succeeding Settlement Date.

         "Special Concentration Limit" means, with respect to any Obligor having a long-term unsecured private or public debt rating from either or both of Moody's and S&P, the amount corresponding to such ratings as set forth on Schedule A; provided, however, that the Administrative Agent may, at any time in its discretion, reduce the Special Concentration Limit for any Obligor notwithstanding the ratings applicable to such Obligor's long-term unsecured public or private debt.

         "Standard Concentration Limit" means, at any time with respect to all of the Receivables owing from a single Obligor (except for an Obligor listed on Schedule A), together with Receivables owing from its Affiliates or subsidiaries, an amount equal to 2% of the Investment at such time; provided that the Administrative Agent may, at any time in its discretion, reduce or increase the Standard Concentration Limit for any Obligor through the delivery of a notice by the Administrative Agent to the Seller.

         "Taxes" has the meaning specified in Section 11.5(a).

         "Termination Date" means the earlier of (a) March 27, 2000, as such date may be extended pursuant to Section 2.2 and (b) the date on which an Event of Liquidation occurs.

         "Trade Receivables Sale Agreement" means that certain Trade Receivables Sale Agreement between DSRM and the Seller dated as of the date hereof, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Transfer Agreement" means that certain Transfer Agreement of even date herewith among TPI Petroleum, Inc., Ultramar, Inc. and Diamond Shamrock Refining Company, L.P., as sellers, and DSRM, as buyer, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Unused Facility Fee" has the meaning specified in Section 5.2.

         "Year 2000 Compliant" has the meaning specified in Section 9.1(q).

         "Yield Reserve Percentage" means, for any Settlement Period (A) the sum of (i) the Purchase Premium, (ii) the Purchase Discount multiplied by 1.3 and
(iii) the Operating Expense Fee (B) multiplied by 75/360.


                          ARTICLE II: PURCHASE FACILITY

         SECTION 2.1. Purchase Facility. On the terms and conditions described in this Agreement, the Conduit Purchaser may, in its sole discretion, purchase an Ownership Interest in the Receivables offered for sale from time to time by the Seller. The Back-Stop Purchaser, if so requested by the Seller, will purchase during the period on and after the Commencement Date until (but excluding) the Termination Date, an Ownership Interest in Receivables offered for sale from time to time (provided that no Event of Liquidation has occurred and is continuing) by the Seller. Nothing herein shall be construed as constituting a commitment on the part of the Seller to sell an Ownership Interest in Receivables or on the Conduit Purchaser to make any Purchases. In no event shall the Back-Stop Purchaser's share of the Investment exceed the excess of the Facility Limit over the outstanding Investment of the Conduit Purchaser's Ownership Interest.

         SECTION 2.2.  Extension or Acceleration of the Termination Date.

         (a) Prior to the occurrence of an Event of Liquidation, the Seller may, on a quarterly basis at least fifteen (15) days prior to any Extension Date, request by notice to the Back-Stop Purchaser that the date specified in clause
(a) of the definition of "Termination Date" be extended (any such request being an "Extension Notice"). The Back-Stop Purchaser shall not have a commitment or obligation to extend the Termination Date. If the Back-Stop Purchaser, in its sole discretion, agrees to accept any request on the part of the Seller to extend the Termination Date, it shall so advise the Seller in writing by not later than five (5) Business Days prior to such Extension Date. In the event Back-Stop Purchaser shall fail to advise the Seller in response to any Extension Notice, such request for extension shall be deemed to have been declined. Upon acceptance in writing by the Back-Stop Purchaser of any request set forth in an Extension Notice, the Termination Date shall thereupon become the date which is 360 days following such Extension Date. As of no date during the term of this Agreement shall the period from such date to the Termination Date then in effect exceed a period of 360 days.

         (b) Notwithstanding the provisions of Section 2.2(a), the Seller may accelerate the Termination Date by notifying the Purchasers and the Administrative Agent to such effect. Such notice shall be given by no later than 1:00 p.m. New York time on the third Business Day preceding the date on which Seller intends the Termination Date to occur.

                     ARTICLE III: SALE OF OWNERSHIP INTEREST

         SECTION 3.1.  Determination of Ownership Interest.

         (a) When a Purchaser accepts an offer from the Seller to purchase an interest in the Receivables, such Purchaser shall have acquired, in exchange for the purchase price paid, an undivided percentage ownership interest in the Receivables and any Collections relating thereto. The undivided percentage interest of a Purchaser in all Receivables and related Collections purchased hereunder shall be referred to in this Agreement as such Purchaser's "Ownership Interest." The Ownership Interests of all of the Purchasers on any date shall be referred to herein as the "Aggregate Ownership Interest" on such date, and, except as provided in paragraphs (b) and (c) of this Section 3.1, is equal to the following fraction (expressed as a percentage):

                                   I + R
                                   -----
                                   Net ER

          where:       I    =        the Investment on such date

                       R    =        the Reserve on such date

                  Net ER    =  the   outstanding   balance   of   all   Eligible
                               Receivables  on  such  date,   less  the Dilution
                               Reserve on such date, less the aggregate amount by which the outstanding balance of Eligible
                               Receivables of each Obligor exceeds its Concen-tration Limit on such date and less the aggregate amount by which the outstanding balance of all Eligible Receivables owing from a Governmental
                               Obligor exceeds 5.00% of the Investment on such date.

The Ownership Interest will change from time to time, except as provided in paragraphs (b) and (c) of this Section 3.1, whenever the Investment, Reserve or Net ER changes.

         (b) During any period when the Investment is being reduced, the Aggregate Ownership Interest will remain fixed at the percentage in effect as of the close of business on the Business Day immediately preceding the commencement of that period.

         (c) The Aggregate Ownership Interest will be reduced to zero when the Purchasers receive the following amounts:

                  (1)      their respective shares of the Investment;

                  (2) as further provided in Section 7.2.2(b)(i), their respective shares of the accrued and unpaid portion of the Purchase Discount, Purchase Premium, Unused Facility Fee, Collection Agent Fee (if not payable to a Diamond Shamrock Entity), Operating Expense Fee and Administration Fee; and

                  (3) all other fees, expenses and amounts payable to the Purchasers under this Agreement.

When the Aggregate Ownership Interest in the Receivables is reduced to zero, the Purchasers shall not be entitled to receive any additional Collections from the Receivables.

         (d) The Administrative Agent shall maintain books and records (which shall be presumed accurate absent manifest error) reflecting the respective shares of the Purchasers in the Aggregate Ownership Interest based upon the aggregate amount of cash paid by each Purchaser to the Seller for the Initial Purchase by such Purchaser and all Incremental Purchases by such Purchaser, less the amount of all Collections received and applied pursuant to Section
7.2.2(b)(ii)(A) and of all payments made by the Seller and applied under Sections 3.3 , 6.2(c) and 7.3. The Administrative Agent shall allocate amounts paid by the Seller hereunder in respect of the Aggregate Ownership Interest accordingly, taking into account the differing rates for determining Purchase Discount for each Purchaser.

         (e) Subject to the provisions of Section 8.2(d), upon any Purchaser's purchase of an Ownership Interest, the Administrative Agent shall be entitled to
(i) endorse all drafts, checks and other forms of payment on account of the Receivables and to settle, adjust and forgive any amounts payable on the Receivables and (ii) exercise all other incidents of ownership in the Receivables.

         (f) The Seller hereby assigns to the Administrative Agent, for the benefit of the Purchasers, all rights of the Seller against DSRM under the Trade Receivables Sale Agreement and agrees that (i) the Administrative Agent and the Purchasers shall be third party beneficiaries of the Seller's rights under the Trade Receivables Sale Agreement, (ii) the Seller will enforce its rights under the Trade Receivables Sale Agreement on behalf of the Administrative Agent and the Purchasers and (iii) the Administrative Agent, on behalf of the Purchasers shall be entitled to enforce such rights against DSRM if the Seller does not enforce such rights following notice from the Administrative Agent, as if the Administrative Agent and the Purchasers had been parties to the Trade Receivables Sale Agreement.

         SECTION 3.2. Frequency of Determining Aggregate Ownership Interest. The Collection Agent shall determine or be deemed to determine the Aggregate Ownership Interest and report it to the Administrative Agent at the following times:

         (a)      on the date of each Initial Purchase;

         (b)      on each Settlement Date;

         (c)      on the date of each Incremental Purchase;

         (d) on the Business Day immediately preceding any period during which the Investment is being reduced;

         (e) on the Business Day on which the Investment ceases being reduced;

         (f) when the Collection Agent has reason to believe that the Maximum Ownership Interest has been exceeded; and

         (g)      at the request of any Purchaser.

         SECTION 3.3. Maximum Ownership Interest. If during any Settlement Period, the Aggregate Ownership Interest at the end of such Settlement Period exceeds the Maximum Ownership Interest, the Seller shall immediately make a payment to the Collection Agent in an amount sufficient to reduce the Aggregate Ownership Interest to the Maximum Ownership Interest but not to exceed the portion of Collections paid to Seller during such Settlement Period. Any such payment will be used to reduce the Investment and shall be applied ratably to the Ownership Interests of the Purchasers according to their respective shares of the Investment.

         SECTION 3.4. Lock Boxes, Blocked Accounts and Collections. In order to secure the prompt and complete payment, observance and performance of this Agreement, the Seller hereby assigns and pledges to the Administrative Agent, for the benefit of the Purchasers, and grants a security interest thereto in, all of Seller's right title and interest in the Lock-Boxes and the Blocked Accounts, including, without limitation, any deposits or sums at any time held in each Lock-Box and each Blocked Account. Upon the occurrence and during the continuation of an Event of Liquidation, the Administrative Agent may take control of the Lock-Boxes and Blocked Accounts or any of them and either the Administrative Agent or any Purchaser may notify the Obligors that the Receivables have been assigned to the Purchasers, and either in its own name, and/or the name of Originators and/or the Seller, as applicable, demand, collect, receive, receipt for, sue for, compound and discharge any or all amounts due or to become due thereon, and, in the Administrative Agent's or Purchasers' discretion (and without creating any obligation of the Purchasers or Administrative Agent), file any claim or take any other action or proceeding which the Administrative Agent or the Purchasers may deem necessary or appropriate to protect and realize upon the Receivables.

                           ARTICLE IV: PURCHASE PRICE

         The purchase price payable by a Purchaser for its Ownership Interest in the Receivables and any Collections shall be comprised of a cash component and a deferred payment component.

         SECTION 4.1. Determination of Cash Component of Purchase Price. When a Purchaser accepts an offer from the Seller to make a Purchase, such Purchaser will pay the following amounts in cash to the Seller:

         (a)  for   any  Initial  and  any   Incremental  Purchases,  the amount
specified in the notice required to be delivered by the Seller under Section 6.2(a); or

         (b)  for a   Reinvestment  Purchase, the amount obtained by multiplying
(i) the dollar amount of the Collections received on the date of such Purchase by (ii) such Purchaser's Ownership Interest on that date, and subtracting from such amount any amounts then payable to the Administrative Agent under Section 7.2.2(b)(i); provided that the payment of any amount described in (a) or (b) above would not cause (and such amount shall be reduced so as not to cause) either:

         (1)      the Investment at any time to exceed the Facility Limit;
                  or

         (2) the Aggregate Ownership Interest to exceed the Maximum Ownership Interest.

         SECTION 4.2. Determination of Deferred Payment Component of Purchase Price. Upon and after the reduction of the Aggregate Ownership Interest to zero as described in Section 3.1(c), all Collections or other cash received by the Administrative Agent or any Purchaser on account of Receivables and the interest of the Purchasers therein and all Receivables held by or on behalf of the Purchasers will be transmitted in the form received by such Purchaser or the Administrative Agent to the Seller. The transmission of such amount by such Purchaser or the Administrative Agent shall be deemed to satisfy the payment of the deferred payment component of the purchase price under this Article IV.

                          ARTICLE V: FEES AND EXPENSES

         SECTION 5.1. Settlement Date Payments. The Administrative Agent will notify the Seller and the Collection Agent on the last Business Day of each calendar month of the Purchase Discount, Purchase Premium, Operating Expense Fee, the Unused Facility Fee, the Administration Fee and Collection Agent Fee. On each Settlement Date, the Seller will pay to the Purchaser the following, in accordance with Section 7.2.2.

         SECTION 5.1.1 Purchase Discount. A Purchase Discount equal to, for each day in any Settlement Period, the weighted average of the following:

         (i) the weighted average determined on each such day of the discount rates on all commercial paper notes issued by the Conduit Purchaser at a discount on such day (other than commercial paper notes the proceeds of which are used by the Conduit Purchaser to (x) purchase receivables, or extend financing secured thereby, at a fixed interest rate or (y) conduct any arbitrage activities of the Conduit Purchaser) converted to an annual yield-equivalent rate on the basis of a 360-day year;

         (ii) the weighted average determined on each such day of the annual interest rates payable on all interest-bearing commercial paper notes issued by the Conduit Purchaser on such day (other than the commercial paper notes described in clauses (x) and (y) of paragraph (i) above), on the basis of a 360-day year;

         (iii) the Alternative Rate for the Settlement Period relating to the Settlement Date to the extent that the ConduitPurchaser has borrowed money during such Settlement Period (which money shall be borrowed only after a determination by the Conduit Purchaser that financing its activities during such period by issuing commercial paper notes would not be practicable or cost-efficient); and

         (iv) the Alternative Rate for the Settlement Period relating to such Settlement Date in respect of that portion of the Investment, if any, allocable to the Ownership Interest of the Back-Stop Purchaser.

         SECTION 5.1.2. Purchase Premium. In respect of the Ownership Interest of the Conduit Purchaser, a Purchase Premium equal to the rate per annum specified as such in the Fee Letter.

         SECTION 5.1.3. Operating Expense Fee. In respect of the Ownership Interest of the Conduit Purchaser, an Operating Expense Fee to cover routine operating expenses of the Conduit Purchaser incurred during the immediately preceding Settlement Period, including fees payable to commercial paper dealers, issuing and paying agents, rating agencies, printers and auditors; provided that
(i) the Operating Expense Fee in respect of commercial paper dealer commissions shall not exceed a rate per annum equal to 0.05% and (ii) the Operating Expense Fee in respect of issuing and paying agent fees, rating agency fees, printing and all other routine operating expenses shall not exceed a rate per annum equal to 0.01%. If the amount of any Operating Expense Fee paid for any Settlement Period exceeds the actual amount of the operating costs and expenses of the Conduit Purchaser incurred during such period, then the Conduit Purchaser will remit on an annual basis the excess to the Seller in the form of a patronage distribution.

         SECTION 5.1.4. Collection Agent Fee. A Collection Agent Fee equal to 1.00% per annum on the Purchaser's average outstanding Investment, which fee shall be remitted by the Purchasers to the Collection Agent. If a Diamond Shamrock Entity is acting as the Collection Agent, then the Collection Agent shall retain an amount equal to the Collection Agent Fee (in full satisfaction of the payment of such fee to the Collection Agent) out of amounts required to be remitted by the Collection Agent in accordance with Section 7.2.2(b)(i).

         SECTION 5.1.5. Administration Fee. In respect of the Ownership Interest of the Back-Stop Purchaser outstanding during the immediately preceding Settlement Period, if any, an Administration Fee of up to 0.01% to cover routine operating expenses of the Back-Stop Purchaser incurred during such immediately preceding Settlement Period.

         SECTION 5.2. Unused Facility Fee. On each Settlement Date, in addition to the amounts payable pursuant to Section 5.1, the Seller shall pay to the Back-Stop Purchaser an "Unused Facility Fee" for the period from the immediately preceding Settlement Date (or, in the case of the initial payment of such fee, from the date hereof) to such Settlement Date equal to (i) the rate per annum specified in the Fee Letter for computing the Unused Facility Fee, multiplied by
(ii) an amount, if positive, equal to the Facility Limit minus the average daily amount of the outstanding Investment (calculated without regard to any amounts then owed by the Seller under Article XI of this Agreement or under any similar provision in any other Sale Document). The Unused Facility Fee shall be calculated on the basis of a year of 360 days for actual days elapsed, and shall be payable by the Seller from sources other than Collections allocable to the Purchasers. There shall be credited against the Unused Facility Fee payable hereunder, the actual amount of any "Unused Facility Fee" (as defined in the Credit Card Receivables Purchase Agreement) actually paid under the Credit Card Receivables Purchase Agreement.

         SECTION 5.3. Structuring Fee. The Seller will pay a structuring fee to the Administrative Agent on the date on which this Agreement is executed as set forth in the Fee Letter.

         SECTION 5.4. Legal Fees and Expenses. In addition to all other amounts payable by the Seller under this Agreement, the Seller agrees to pay to the Purchasers by no later than 30 days after presentation of a bill therefore, (i) the reasonable fees and expenses of counsel for the Purchasers in connection with the negotiation, preparation, execution, amendment and enforcement of the Sale Documents and advice with respect to the Purchasers' rights and remedies thereunder and (ii) all reasonable and documented out-of-pocket costs and expenses of the Purchasers and the Administrative Agent incurred in connection with this Agreement not otherwise provided for in this Agreement which are accrued and owing to a Purchaser or the Administrative Agent, including, without limitation, expenses in connection with due diligence activities of the Purchasers as to the Diamond Shamrock Entities after the date hereof, such as the costs of travel and lodging, but excluding any expenses associated with the replacement of the Administrative Agent.

         SECTION 5.5. Interest on Unpaid Amounts. To the extent that the Seller or Collection Agent fails to pay when due to a Purchaser or the Administrative Agent any fee, expense or other amount payable hereunder or under any Sale Document, interest shall be due and payable on such unpaid amount, for each day until paid in full, at the rate of 2.00% in excess of the Base Rate in effect from time to time.

         SECTION 5.6. Audits. In addition to all other amounts payable by the Seller hereunder (including, without limitation, under Sections 5.1.3 and 5.4 above), the Seller shall reimburse the Purchasers and the Administrative Agent in respect of all reasonable out-of-pocket costs and expenses incurred by them in the conduct of any audit or inspection of the Seller or the Collection Agent in connection with the Sale Documents.

                         ARTICLE VI: PURCHASE PROCEDURES

         SECTION 6.1. Types of Purchases. The three types of Purchases which can be made under this Agreement are an Initial Purchase, an Incremental Purchase and a Reinvestment Purchase. The first Purchase made by each Purchaser under this Agreement is the Initial Purchase with respect to such Purchaser. Any Purchase (other than the Initial Purchase) made by a Purchaser which causes the amount of the Investment to increase is an Incremental Purchase. The amount of each Incremental Purchase shall be $5,000,000 or greater. Any Purchase made by a Purchaser with Collections is a Reinvestment Purchase.

         SECTION 6.2.  Notice Requirements.

         (a) In the case of the Initial Purchase with respect to any Purchaser or any Incremental Purchase, the Seller will give the Administrative Agent three
(3) Business Days' written notice of its offer to sell an Ownership Interest in the Receivables to such Purchaser. The notice will be in the form of Exhibit A, and will include the amount of the new Investment requested and the Business Day on which the Purchase will be made. The Conduit Purchaser will notify the Seller within one Business Day after the receipt of such notice from the Seller whether it intends to accept or reject the offer.

         (b) Each of the Seller and the Conduit Purchaser may elect not to make Reinvestment Purchases by notifying the other parties hereto to such effect. Such notice shall be given by no later than 1:00 P.M. New York time on the third Business Day preceding the date on which the Reinvestment Purchase was contemplated to be made. The notice will be in the form of Exhibit B-1, and will specify (i) the date on which Reinvestment Purchases shall cease and (ii) the amount to which the Investment shall be reduced before Reinvestment Purchases will recommence. No such notice shall be required if an Event of Liquidation occurs, and no further Reinvestment Purchases by any Purchaser shall be made upon the occurrence of an Event of Liquidation.

         (c) The Seller may, on any Business Day (provided that notice has been given to the Administrative Agent in the form of Exhibit B-2 by no later than 1:00 P.M. New York City time on the third Business Day prior thereto), reduce the dollar amount of the Investment in lieu of the application of Collections to the amount of such reduction by paying to the Administrative Agent, for the ratable account of the Purchasers based upon their respective shares of the Investment, by 12:00 Noon New York City time on the Business Day of the contemplated reduction, the dollar amount by which the Investment is to be reduced after giving effect to the application of Collections received and applied to the reduction of the Investment on such Business Day.

         SECTION 6.3. Conditions Precedent to Initial Purchase. The following conditions must be satisfied before the first Initial Purchase hereunder, whether made by the Conduit Purchaser, in its sole discretion, or the Back-Stop
Purchaser:

         SECTION 6.3.1. Membership in the Purchaser. The Seller will have joined the Conduit Purchaser as a member by delivering to the Conduit Purchaser an executed Membership Agreement in the form of Exhibit C, together with the sum of $10,000 as an investment in the Conduit Purchaser. Such investment will be refunded by the Conduit Purchaser to the Seller when the Aggregate Ownership Interest is reduced to zero and no further Purchases are to be made.

         SECTION 6.3.2. Fees and Expenses. The Administrative Agent and each Purchaser will have received all fees and expenses due hereunder or in connection herewith on or prior to the date of such first Initial Purchase hereunder.

         SECTION 6.3.3. Absence of Liens. The Administrative Agent will have received evidence acceptable to it (including Uniform Commercial Code search reports) that all Receivables and all proceeds thereof are free and clear of liens, security interests, claims and encumbrances other than those created pursuant to this Agreement, the Trade Receivables Sale Agreement and the Transfer Agreement.

         SECTION 6.3.4. Financing Statements. The Administrative Agent will have received acknowledgment copies of UCC-1 financing statements, and all other documents reasonably requested by the Administrative Agent, to evidence the perfection of the Purchasers' Ownership Interests in the Receivables.

         SECTION 6.3.5. Trade Receivables Sale Agreement; Transfer Agreement. The Administrative Agent shall have received an executed copy of the Trade
Receivables Sale Agreement, the Transfer Agreement and the written acknowledgment of each Originator referred to in Section 2.1(b) of the Trade Receivables Sale Agreement.

         SECTION 6.3.6. Receivables Activity Report. The Administrative Agent will have received a Receivables Activity Report in the form of Exhibit F covering the calendar month ending most recently prior to the date of the first Initial Purchase hereunder.

         SECTION 6.3.7. Resolutions. The Administrative Agent will have re-ceived a certificate of each of the Seller's, the Originators' and the Parent's secretary or assistant secretary attesting to:

         (a) the resolutions of such Person's Board of Directors authorizing the execution by such Person of the Sale Documents to be executed by such Person;

         (b) the names and signatures of the officers of such Person authorized to execute the Sale Documents to be executed by such Person; and

         (c) the completeness and correctness of the attached constitutional documents (certified by the appropriate governmental officer) and by-laws of such Person.

         SECTION 6.3.8. Legal Opinion of Seller's and DSRM's and the Parents's Counsel. The Administrative Agent will have received one or more opinions from counsel to each of the Seller, DSRM and the Parent satisfactory in form and substance to the Administrative Agent.

         SECTION 6.3.9. Good Standing Certificates. The Administrative Agent will have received certificates of recent date issued by the Secretary of State of the States of Delaware and Texas with respect to each of the Seller, DSRM and the Parent, as to the legal existence and good standing of the Seller, DSRM and the Parent, respectively.

         SECTION 6.3.10.  Performance  Support  Agreement.   The  Administrative
Agent  will  have  received  a  duly  executed   Performance  Support  Agreement
satisfactory in form and substance to the Administrative Agent.

         SECTION 6.3.11. Lock-Box and Blocked Account Agreements. The Administrative Agent will have received original Lock-Box Agreements in the form of Exhibit D and original Blocked Account Agreements in the form of Exhibit E, in each case, executed by the Seller, DSRM, the Administrative Agent, the Originators and each Lock-Box Bank and Blocked Account Bank, as applicable.

         SECTION 6.4. Condition Precedent to All Incremental Purchases. Before any Purchaser will consider making an Incremental Purchase, the Administrative Agent will have received a Receivables Activity Report in the form of Exhibit F covering the period from the date on which the last such report was delivered under Section 7.4 and the Business Day preceding the date of the Incremental Purchase.

         SECTION 6.5. Conditions Precedent to All Purchases. The following conditions must be satisfied before any Purchaser will consider making any
Purchase:

         SECTION 6.5.1. Representations and Covenants. On and as of the date of such Purchase (i) the representations of the Seller in Article IX shall be true and correct with the same effect as if made on such date and (ii) the Seller shall be in compliance with the covenants set forth in this Agreement.

         SECTION 6.5.2. Notice. The Administrative Agent shall have received from the Seller, in fully completed form, a notice under Section 6.2(a) as to the offer to sell an Ownership Interest in the Receivables (if it is the Initial Purchase or an Incremental Purchase).

         SECTION 6.5.3. Other Documents. The Administrative Agent and each of the Purchasers will have received all other documents that any of them had reasonably requested from the Seller.

                       ARTICLE VII: SETTLEMENT PROCEDURES

         SECTION 7.1. Settlement Date. Each of the following shall constitute a Settlement Date:

         (a)      the first Business Day of each month;

         (b) each day designated as a Settlement Date by the Administrative Agent; provided, however, that Administrative Agent shall not cause Settlement Dates to occur on a basis more frequent than weekly unless either an Event of Liquidation has occurred or a Purchaser is itself being liquidated;

         (c) each Business Day on which the Investment is reduced in accordance with Section 3.1 or 6.2;

         (d) any date on which a reduction in the Investment is required to prevent the Aggregate Ownership Interest from exceeding the Maximum Ownership Interest; and

         (e) each date on which any payment due to a Purchaser from the Seller under Article XI has not been made.

         SECTION 7.2. Application of Collections. The Collection Agent will apply the Collections as provided in Sections 7.2.1 and 7.2.2, as applicable.

         SECTION 7.2.1. Application of Collections on Days That Are Not Settlement Dates. The Collection Agent will, by 2:00 P.M. (New York City time) on any Business Day (other than a Settlement Date), since the preceding Settlement Date, from Collections received on such day:

         (a) first, pay to the Seller for its share of ownership in the Collections an amount equal to the product of: (i) 1 minus the Aggregate Ownership Interest and (ii) total Collections; and

         (b) second, pay to the Seller for a Reinvestment Purchase an amount equal to the product of: (i) the Aggregate Ownership Interest and (ii) total Collections less the amounts described in Section 7.2.2(b)(i).

         SECTION 7.2.2. Application of Collections on Settlement Dates. The Collection Agent will, by 3:00 P.M. (New York City time) on each Settlement Date, from Collections received since the preceding Settlement Date:

         (a) first, pay to the Seller for its share of ownership in the Collections an amount equal to the product of: (i) 1 minus the Aggregate Ownership Interest and (ii) total Collections; and

         (b) second, from the Purchasers' Aggregate Ownership Interest in the Collections, pay:

                  (i) first, to the Administrative Agent for the account of the Purchasers according to their respect interests therein an amount equal to the sum of the following amounts for each day in the Settlement Period:

                   [(PD + PP + OEF + CAF)  x CPI]  +  [(PD +AA +  CAF) x BPI]
                     -------------------                --------------
                               360                          360

                  where     PD       =     Purchase Discount

                            PP       =     Purchase Premium

                            OEF      =     Operating Expense Fee

                            CAF      =     Collection Agent Fee

                            AA       =     Administration Fee

                            CPI      =     the Conduit Purchaser's Investment

                            BPI      =     the Back-Stop Purchaser's Investment

                  (ii)     second,

                           (A) if Reinvestment Purchases have been suspended, then all remaining Collections will be paid to the Purchasers ratably according to their respect Investments as a return thereof; or

                           (B) if Reinvestment Purchases have not been sus-pended, then all remaining Collections shall be paid to the Seller for Reinvestment Purchases.

         SECTION 7.3.  Adjustments, Etc.

         (a) The Collection Agent shall not include any Receivable as an Eligible Receivable if (i) the representation and warranty contained in Section 9.1(f) is no longer true with respect to any Receivable in which any Purchaser has an Ownership Interest or (ii) the Seller or Collection Agent proposes to (x) reduce or cancel the outstanding balance of any Receivable in which a Purchaser has an Ownership Interest as a result of defective, rejected or returned merchandise or services or in connection with a claim, dispute, or offset asserted against such Receivable by an Obligor or (y) otherwise amend, modify or waive any term or condition of such Receivable (other than in a manner that does not affect the aging or impair the collectibility of such Receivable and otherwise is in accordance with the Credit and Collection Policies).

         (b) On or before the Settlement Date next succeeding the date on which any Receivable is affected as described in the preceding clause (a), the Seller shall either:

         (i)  pay to  the  Collection  Agent  to  be applied  in accordance with
     Section 7.2 an amount equal to the outstanding balance of such Receivable (or any affected portion thereof); or

         (ii) adjust the Aggregate Ownership Interest in effect on such date by decreasing "Net ER" in the denominator of the fraction described in Section 3.1(a) by the outstanding balance of the affected Receivable (or any affected portion thereof) so long as the Aggregate Ownership Interest would not, as a result, exceed the Maximum Ownership Interest.

         SECTION 7.4. Receivables Activity Report. The Collection Agent will provide the Administrative Agent with a Receivables Activity Report no later than three (3) Business Days following each Settlement Date. The Receivables Activity Report will be in the form of Exhibit F and will cover the most recently completed Settlement Period.

             ARTICLE VIII: ADMINISTRATIVE AGENT AND COLLECTION AGENT

         SECTION 8.1. Appointment of Administrative Agent. Each Purchaser has appointed CIBC as its Administrative Agent. The Administrative Agent is responsible for administering and enforcing this Agreement and fulfilling all other duties expressly assigned to it in this Agreement. Each Purchaser has granted the Administrative Agent the authority to take all actions necessary to assure the Seller's compliance with the terms of this Agreement and to take all actions required or permitted to be performed by such Purchaser under this Agreement.

         SECTION 8.1.1 Replacement of Administrative Agent. Either Purchaser may, at any time in its discretion, upon 120 days prior written notice to the Administrative Agent and the Seller, remove the Administrative Agent and appoint a new Administrative Agent acceptable to all Purchasers, which shall have the duties described in Section 8.1. Such appointment of a successor Administrative Agent shall be effective upon the acceptance by such successor Administrative Agent of all of the duties and obligations of the Administrative Agent under this Agreement. The appointment of a new Administrative Agent shall not increase any of the fees payable under this Agreement and any expenses associated with such appointment shall be paid by the Purchasers and/or the Administrative Agent.

         SECTION 8.2.  Appointment of Collection Agent.

         (a) Each Purchaser appoints DSRM as its Collection Agent and the Collection Agent accepts such appointment. The Collection Agent shall be responsible for collecting the Receivables, tracking, holding and remitting the Collections and fulfilling all other duties expressly assigned to it in this Agreement.

         (b) The Collection Agent shall, on each day on which Collections are received by it, set aside and hold in trust for the Purchasers their share of such Collections.

         (c) Each Purchaser grants the Collection Agent the authority necessary to carry out its duties under this Agreement for so long as it is acting as Collection Agent.

         (d) Each Purchaser grants to each Collection Agent, for so long as it is acting in that capacity, an irrevocable power of attorney to endorse all drafts, checks and other forms of payment made out in the name of the Seller or any other Diamond Shamrock Entity and to settle, adjust and forgive any Receivable, subject to the provisions of Section 10.3(b) hereof. Upon any replacement of the Collection Agent, such power of attorney in favor of the replaced Collection Agent will terminate and have no further force or effect.

         (e) The Collection Agent shall exercise reasonable care in the performance of its duties under this Agreement and shall use the same degree of care and skill which it applies to its own property.

         (f) The Collection Agent may delegate its duties hereunder to such Person as may be approved by the Administrative Agent upon receipt of 120 days' prior written notice, such approval not to be unreasonably withheld, but such delegation shall neither affect the obligations of the Collection Agent under any of the Sale Documents nor the rights of any Purchaser or the Administrative Agent under any of the Sale Documents, including, without limitation, the right to replace the Collection Agent pursuant to Section 8.2.1.

         SECTION 8.2.1.  Replacement of Collection Agent; Notification of
Obligors.

         (a) Upon the occurrence of any Event of Liquidation, the Administrative Agent or any Purchaser may upon the provision of three (3) Business Days prior written notice to DSRM remove DSRM as its Collection Agent, appoint a new
Collection Agent, take control of the Lock-Boxes and Blocked Accounts (by delivering to the LockBox Banks and Blocked Account Banks, notice in the form attached to Exhibit D and Exhibit E, as applicable), notify Obligors of the Aggregate Ownership Interest in the Receivables and exercise all other incidents of ownership in the Receivables.

         (b) The Administrative Agent and the Purchasers shall have the right to remove any successor Collection Agent to DSRM and to take the other actions described in (a) above at any time in their sole discretion.

         (c) If DSRM is removed as Collection Agent, DSRM shall transfer and cause any Person to whom duties of the Collection Agent have been delegated by DSRM pursuant to Section 8.2(f), to transfer, to the Administrative Agent or any successor servicer designated by the Administrative Agent all records, correspondence and documents (including computer tapes or other back-up media) requested by the Administrative Agent or such successor and to permit such persons to have access to, and to copy, all data and information used by DSRM in the collection, administration or monitoring of the Receivables. In addition, the Seller or DSRM, as applicable, will grant or cause to be granted to the Administrative Agent or its designee an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by the Seller, DSRM or any of their Affiliates, as applicable, to account for the Receivables, to the extent necessary to administer the Receivables, whether such software is owned by the Seller, DSRM or any such Affiliate, as applicable, or is owned by others and used by the Seller, DSRM or any such Affiliate, as applicable, under license agreements with respect thereto, provided, that should the consent of any licensor of the Seller, DSRM or any such Affiliate, as applicable, to such grant of the license described herein be required, each of the Seller and DSRM hereby agrees, upon the request of the Administrative Agent, to use its best efforts to obtain the consent of such third-party licensor. Any license granted hereby shall be irrevocable, and shall terminate on the date after the Termination Date on which the Aggregate Ownership Interest shall have been reduced to zero.

                   ARTICLE IX: REPRESENTATIONS AND WARRANTIES

         SECTION 9.1. Representations and Warranties of the Seller and the Collection Agent. Each of the Seller and the Collection Agent makes, with respect to itself, the following representations and warranties to the Purchasers and the Administrative Agent:

         (a) The Seller is a limited liability company and the Collection Agent is a corporation duly organized, validly existing and in good standing under the laws of their respective jurisdiction of organization and each is duly qualified in good standing in each jurisdiction where the failure to be so qualified could materially adversely affect its ability to perform its obligations hereunder.

         (b) The execution, delivery and performance by the Seller and the Collection Agent of the Sale Documents to which they are party, and the Seller's use of the proceeds of the Purchases, are within the Seller's and the Collection Agent's respective company or corporate powers, have been duly authorized by all necessary corporate or company action, do not contravene (i) the Seller's certificate of formation or operating agreement, or the Collection Agent's certificate of incorporation or by-laws, or (ii) applicable law or any material contractual restriction binding on the Seller or the Collection Agent, and do not result in or require the creation of any lien (other than pursuant hereto) upon or with respect to any of their respective properties; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

         (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller or the Collection Agent of the Sale Documents, or for the perfection of the Purchasers' Aggregate Ownership Interest in the Receivables, or exercise by the Seller, of the Seller's rights and remedies under the Trade Receivables Sale Agreement, except for the filing of the financing statements referred to in Section 6.3.4.

         (d) The Sale Documents, when executed and delivered by the Seller and the Collection Agent, will be the legal, valid and binding obligation of the Seller and the Collection Agent, respectively, enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and except as may be limited by general principles of equity (whether considered in a suit at law or in equity).

         (e) There is no pending, or to the knowledge of the Seller, threatened, action or proceeding affecting the Seller or the Collection Agent or any of its subsidiaries before any court, governmental agency or arbitrator which is reasonably likely to materially adversely affect (i) its financial condition or operations or (ii) its ability to perform its obligations under the Sale Documents, or which is reasonably likely to affect the legality, validity or enforceability of any Sale Document or of the Aggregate Ownership Interest.

         (f) The Seller is the legal and beneficial owner of the Receivables free and clear of any lien, security interest, claim or encumbrance, except as created by this Agreement or the Trade Receivables Sale Agreement; upon each Purchase, the Administrative Agent, on behalf of the applicable Purchaser, will acquire a valid and perfected first priority ownership interest in the Receivables, then existing or thereafter arising and in the Collections with respect thereto, free and clear of any lien, security interest, claim or encumbrance, except as created by this Agreement and the Trade Receivables Sale Agreement.

         (g) The information provided by the Seller to the Collection Agent for use in each Receivables Activity Report prepared under Section 7.4 and all written information and Sale Documents furnished or to be furnished at any time by the Seller to the Administrative Agent in connection with this Agreement is or will be accurate in all material respects as of their respective dates, and no such document will contain any untrue statement of a material fact or will omit to state a material fact necessary to make any such statement not materially misleading.

         (h) Each Receivables Activity Report and any other report prepared by the Collection Agent pursuant to this Agreement will be accurate in all material respects as of its date, and no such document will contain any untrue statement of a material fact or will omit to state a material fact necessary to make any such report not materially misleading.

         (i) The chief place of business and chief executive office of the Seller and the office where the Seller keeps its records concerning the Receivables and the chief place of business and chief executive offices of the Originators and the offices where the Originators keep their records concerning the Receivables are located at the addresses specified on Schedule E.

         (j) The names and addresses of the Lock-Box Banks and Blocked Account Banks, together with the account numbers of each related Lock-Box and Blocked Account are specified in Schedule C and Schedule D hereto (or at such other Lock-Box Banks or Blocked Account Banks as have been notified to the Administrative Agent).

         (k) The Parent, the Seller and DSRM are treating the conveyance of the Aggregate Ownership Interest in the Receivables and the Collections under the Sale Documents as a sale for purposes of generally accepted accounting principles.

         (l) Each Plan is in compliance with all of the applicable material provisions of ERISA and each Plan intended to be qualified under Section 401(a) of the Code is so qualified. No Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived. Neither the Seller nor any ERISA Affiliate: (i) has incurred or expects to incur any liability under Title IV of ERISA, with respect to any Plan, which could give rise to a lien in favor of the PBGC, other than liability for the payment of premiums, all of which have been timely paid when due in accordance with Section 4007 of ERISA, (ii) has incurred or expects to incur any withdrawal liability, within the meaning of Section 4201 of ERISA,
(iii) is subject to any lien under Section 412(n) of the Code or Sections 302(f) or 4068 of ERISA or arising out of any action brought under Sections 4070 or 4301 of ERISA, or (iv) is required to provide security to a Plan under Section 401(a)(29) of the Code. The PBGC has not instituted proceedings to terminate any Plan or to appoint a trustee or administrator of any such Plan and no circumstances exist that constitute grounds under Section 4042 of ERISA to commence any such proceedings.

         (m) Prior to a transfer pursuant to the Trade Receivables Sale Agreement, DSRM shall be the legal and beneficial owner of the Receivables sold by DSRM to the Seller pursuant to the Trade Receivables Sale Agreement free and clear of any lien, security interest or encumbrance except as created by the Transfer Agreement, and the Trade Receivables Sale Agreement is effective to, and shall, transfer to the Seller (and the Seller shall acquire) from DSRM all right, title and interest of DSRM in each such Receivable and Collections with respect thereto free and clear of any lien, security interest or encumbrance except as created by the Transfer Agreement.

         (n) Each of Originators have complied in all material respects with the Credit and Collection Policies with respect to any Receivable sold by DSRM to the Seller pursuant to the Trade Receivables Sale Agreement.

         (o) With respect to each Receivable sold by DSRM to the Seller, the Seller shall have paid or promised to pay to DSRM at the time of such sale reasonably equivalent value in consideration of the transfer of such Receivable.

         (p) The Collection Agent (i) has completed a review and assessment of all computer applications (including, but not limited to those of its suppliers, vendors, customers and any third party servicers), which are related to or involved in the origination, collection, management or servicing of the
Receivables (the "Receivable Systems") and (ii) has determined that such Receivable Systems are (or will be on or before November 30, 1999) able to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999 ("Year 2000 Compliant"). The costs of all assessment, remediation, testing and integration related to the Collection Agent's plan for becoming Year 2000 Compliant will not have materially and adversely affect the collectibility of the Receivables or the business or operations of the Seller, DSRM or the Parent.

                              ARTICLE X: COVENANTS

         SECTION 10.1. Affirmative Covenants of the Seller and the Collection Agent. Until the Aggregate Ownership Interest is reduced to zero as described in
Section 3.1(c) and no further Purchases are to be made, each of the Seller and the Collection Agent (with respect to itself) will, unless the Administrative Agent on behalf of the Purchasers, has otherwise consented in writing:

         (a) Comply in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties and all Receivables and Collections.

         (b) Maintain its existence as a limited liability company (in the case of the Seller) or corporation (in the case of the Collection Agent) in the State of Delaware, and qualify and remain qualified in good standing in each jurisdiction where the failure to be so qualified could materially adversely affect its ability to perform its obligations hereunder.

         (c) At any reasonable time, subject to reasonable prior notice of not less than two (2) Business Days (or one Business Day if the Administrative Agent is investigating a potential Event of Liquidation), permit any Purchaser or its agents or representatives to visit and inspect any of its properties, to examine its books of account and other records and files relating to Receivables (including, without limitation, computer tapes and disks) and to discuss its affairs, business, finances and accounts as they relate to the Receivables with its officers and employees.

         (d) Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Receivables in the event of the destruction of the originals thereof), and keep and maintain all records and other information, reasonably necessary or advisable for the collection of Receivables (including, without limitation, records adequate to permit the daily identification of Receivables and all Collections and adjustments to Receivables).

         (e) At its expense timely and fully perform and comply in all material respects with all material provisions and covenants required to be observed by the Seller under the contracts related to the Receivables.

         (f) Keep the Seller's places of business and chief executive office (if the Seller has more than one place of business) and the office where it keeps the originals of its records concerning the Receivables at the addresses listed on Schedule E or, upon thirty (30) days prior written notice to the Administrative Agent, at any other location in a jurisdiction where all UCC financing statements, and such other instruments and documents, that may be necessary or desirable, or any Purchaser or that the Administrative Agent may reasonably request, to perfect, protect or evidence the Aggregate Ownership Interest have been filed.

         (g) Comply in all material respects with the Credit and Collection Policies in regard to each Receivable and any contract related to such Receivable.

         (h) Instruct all Obligors to cause all Collections to be deposited or electronically transferred directly into a Lock-Box or a Blocked Account.

         (i) File and maintain in effect all filings, and take all such other actions, as may be necessary to protect the validity and perfection of the Aggregate Ownership Interest in Receivables.

         (j) Cause each Plan to comply with all applicable provisions of ERISA.

         (k) Not (i) permit any accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code) to exist with respect to any Plan, whether or not waived, (ii) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Code with respect to any Plan on or before the due date for such installment or other payment, (iii) terminate, or permit any ERISA Affiliate to terminate, any Plan which would result in any liability of the Seller or any ERISA Affiliate under Title IV of ERISA, (iv) take any action or fail to take any action, or permit any ERISA Affiliate to take any action or fail to take any action, with respect to any multiemployer plan (as defined in Section 3(37) of ERISA) that will result in withdrawal liability of the Seller or any ERISA Affiliate, or (v) amend, or permit any ERISA Affiliate to amend, a Plan resulting in an increase in liabilities such that the Seller or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Code.

         (l) Treat the conveyance of the Aggregate Ownership Interest in the Receivables and the Collections under this Agreement and the other Sale Documents as a sale for purposes of generally accepted accounting principles.

         (m) The Seller hereby acknowledges that the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon the Seller's identity as a separate legal entity from the DSRM, the Parent or any Diamond Shamrock Entity (as defined below). Therefore, from and after the date of execution and delivery of this Agreement, the Seller shall take all reasonable steps including, without limitation, all steps that any Purchaser or the Administrative Agent may from time to time reasonably request to maintain the Seller's identity as a separate legal entity and to make it manifest to third parties that the Seller is an entity with assets and liabilities distinct from those of DSRM, the Parent and any Affiliates (other than the Seller) thereof (individually a "Diamond Shamrock Entity" and collectively the "Diamond Shamrock Entities"), and not just a division of any Diamond Shamrock Entity. Without limiting the generality of the foregoing and in addition to and consistent with the covenant set forth in paragraph (b) above, the Seller shall:

         (i) require that all full-time employees of the Seller identity themselves as such and not as employees of any Diamond Shamrock Entity (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as the Seller's employees);

         (ii) compensate all employees, consultants and agents for services provided to the Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of the Seller is also an employee, consultant or agent of any Diamond Shamrock Entity, allocate the compensation of such employee, consultant or agent between the Seller and such Diamond Shamrock Entity on a basis which reflects the services rendered to the Seller and such Diamond Shamrock Entity;

         (iii) clearly identify its offices (by signage or otherwise) as its offices;

         (iv) allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between the Seller and any Diamond Shamrock Entity on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

         (v) ensure that all material company actions are duly authorized by its Board of Management;

         (vi) maintain the Seller's books and records separate from the individual books and records of any other Diamond Shamrock Entity;

         (vii) if required by generally accepted accounting principles, prepare its financial statements separately from those of other Diamond Shamrock Entities and, to the extent included in the consolidated financial statements of the Diamond Shamrock Entities, indicate that the Seller is a limited liability company separate from the other Diamond Shamrock Entities included in such consolidated financial statements; and

         (viii) not commingle funds or other assets of the Seller with those of any other Diamond Shamrock Entity and not maintain bank accounts or other depository accounts to which any other Diamond Shamrock Entity is an account party, into which any other Diamond Shamrock Entity makes deposits or from which any other Diamond Shamrock Entity has the power to make withdrawals.

         (n) With respect to each Receivable sold by DSRM to the Seller, pay to DSRM reasonably equivalent value in consideration of the transfer of such Receivable.

         (o) Request that DSRM hold in trust and promptly turn over to the Collection Agent any Collections received by DSRM on the Seller's behalf.

         (p) The Collection Agent will promptly notify the Administrative Agent in the event the Collection Agent discovers or determines that any computer application (including those of its suppliers, vendors and customers) that is necessary for the origination, collection, management, or servicing of the Receivables will not be Year 2000 Compliant on or before November 30, 1999. Further, the Collection Agent will deliver simultaneously with any quarterly or annual financial statements or reports to be delivered under this Agreement, a report signed by an appropriate officer that no material event, problems or conditions have occurred which in the opinion of management would prevent or materially delay the Collection Agent's plan to become Year 2000 Compliant.

         SECTION 10.2. Reporting Requirements of the Seller. Until the Aggregate Ownership Interest is reduced to zero and no further Purchases are to be made, the Seller will, unless the Purchasers shall otherwise consent in writing, furnish to the Administrative Agent for each Purchaser (or, in the case of (f) below, assist the Collection Agent in furnishing to the Administrative Agent for each Purchaser):

         (a) (i) promptly and in any event within 30 Business Days after the Seller or any ERISA Affiliate knows or has reason to know that a "reportable event" (as defined in Section 4043 of ERISA) has occurred with respect to any Plan and for which notice to the PBGC has not been waived by regulations, a statement of an officer of the Seller setting forth details as to such reportable event and the action that the Seller or an ERISA Affiliate proposes to take with respect thereto, together with a copy of the notice of such reportable event, if any, given to the PBGC, the Internal Revenue Service or the Department of Labor; (ii) promptly and in any event within ten (10) Business Days after receipt thereof, a copy of any notice the Seller or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or to appoint a trustee to administer any such Plan; (iii) promptly and in any event within ten (10) Business Days after a filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a Plan, a statement of an officer of the Seller setting forth details as to such failure and the action that the Seller or an ERISA Affiliate proposes to take with respect thereto, together with a copy of such notice given to the PBGC; and (iv) promptly and in any event within thirty (30) Business Days after receipt thereof by the Seller or any ERISA Affiliate from the sponsor of a multiemployer plan (as defined in
Section 3(37) of ERISA), a copy of each notice received by the Seller or any ERISA Affiliate concerning the imposition of withdrawal liability or a determination that a multiemployer plan is, or is expected to be, terminated or reorganized;

         (b) as soon as possible and in any event within three (3) Business Days after the occurrence of any Event of Liquidation, written notice of such event;

         (c) as soon as possible and in any event with five (5) days after the occurrence thereof, written notice of any material change in the Credit and Collection Policies;

         (d) such other  information,  documents,  records or reports respecting
(i) the Receivables as the Purchaser may from time to time reasonably request or
(ii) in connection with any of the transactions contemplated by this Agreement or the administration of this Agreement, the condition or operations, financial or otherwise, of the Seller or any of its subsidiaries as the Purchaser may from time to time reasonably request; and

         (e) together with each Receivables Activity Report, commencing with the Receivables Activity Report to be delivered in the month of June, 1999, and continuing until such time as all Receivables Systems are Year 2000 Compliant, a report setting in forth in reasonable detail the status of efforts to cause all Receivables Systems to be Year 2000 Compliant; and

         (f) the Receivables Activity Report as required under Section 7.4, together with a certificate of an officer of the Seller to the effect that all of the representations and warranties contained in Section 9.1 are true and correct in all material respects as of the date of delivery of each Receivables Activity Report.

         SECTION 10.3. Negative Covenants of the Seller and the Collection Agent. Until the Aggregate Ownership Interest is reduced to zero and no further Purchases are to be made, neither the Seller nor the Collection Agent, as applicable, will, unless the Purchasers have has otherwise consented in writing:

         (a) Except as provided herein, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any security interest, lien or encumbrance upon or with respect to Re-ceivables, Collections or any Lock-Box or Blocked Account or assign any right to receive income in respect thereof.

         (b) Amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any contract related thereto other than in accordance with the Credit and Collection Policies and this Agreement.

         (c) Make any change in the character of its business or in the Credit and Collection Policies which would, in either case, be reasonably likely to impair the collectibility or credit quality of any Receivables.

         (d) Add or terminate any bank as a Lock-Box Bank or Blocked Account Bank from those listed on Schedule C and D hereto, or make any change in its instructions to Obligors regarding payments to be made to the Seller or payments to be made to any Lock-Box Bank or Blocked Account Bank, unless the Purchaser shall have received notice of such addition, termination or change, and with respect to the addition of any Lock-Box Bank, a Lock-Box Bank Agreement in the form of Exhibit D or with respect to the addition of any Blocked Account Bank, a Blocked Account Agreement in the form of Exhibit E executed by, as applicable, the Seller, DSRM, the Administrative Agent and such Lock-Box Bank or Blocked Account Bank shall have been delivered to the Administrative Agent, in each case not later than the Settlement Date immediately following the end of the calendar quarter in which such event occurred.

         (e) Deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box or Blocked Account cash or cash proceeds other than Collections.

         (f) Amend or waive any provision of the Transfer Agreement or the Trade Receivables Sale Agreement.

         (g) In the case of the Seller, enter into or be a party to any agreement or instrument, other than in the ordinary course of business, and other than this Agreement, the Transfer Agreement, the Trade Receivables Sale Agreement, the Credit Card Receivables Sale Agreement, the Credit Card Receivables Purchase Agreement, and each "Revolving Note" (as defined in the Trade Receivables Sale Agreement and the Credit Card Receivables Sale Agreement, respectively), or amend, modify or waive any provision in any thereof, or give any approval or consent or permission provided for in any thereof;

         (h) In the case of the Seller, engage in any business or enterprise or enter into any transaction other than as contemplated by this
         Agreement,   the  Transfer   Agreement,   the  Trade  Receivables  Sale
         Agreement, the Credit Card Receivables Sale Agreement and the Credit Card Receivables Purchase Agreement; or

         (i) Amend the Certificate of Formation or Limited Liability Agreement of the Seller in any manner which requires unanimous consent of the Board of Management thereof or which causes any other material change therein.

           ARTICLE XI: INDEMNIFICATIONS; INCREASED COSTS; TAX MATTERS

         SECTION 11.1. Indemnification by Seller of the Purchasers, etc. Without limiting any other rights which the Purchasers, the Administrative Agent and their respective officers, directors, employees, agents, affiliates, successors and assigns may have hereunder or under applicable law, the Seller hereby indemnifies such parties (each an "Indemnified Person") and holds them harmless from and against any and all damages, losses, claims, liabilities and related costs and expenses (including reasonable attorneys' fees and disbursements) incurred by any of them arising out of or resulting from this Agreement or the purchase by any Purchaser of any Ownership Interest in Receivables, including, without limitation:

         (a) the reliance by the Administrative Agent or the Purchasers on any representation or warranty made by the Seller (or any of its officers) or any Originator (or any of its officers) under or in connection with this Agreement, the Trade Receivables Sale Agreement or any Sale Document, which was incorrect in any material respect when made;

         (b) the failure by the Seller or the Collection Agent to comply with any covenant set forth in this Agreement, the failure by DSRM to comply with any covenant set forth in the Trade Receivables Sale Agreement, whether as Seller, Collection Agent or otherwise and the failure by any Originator to comply with any covenant set forth in the Transfer Agreement;

         (c) the failure to vest and maintain in each Purchaser, or to transfer to the Purchasers, legal and equitable title to, and ownership of, an undivided percentage ownership interest (to the extent of the Ownership Interest) in the Receivables, free and clear of any security interest, lien, claim or encumbrance other than any in favor of the Administrative Agent or any Purchaser that may be created under this Agreement;

         (d) the transfer by the Seller of an undivided percentage ownership interest in any Receivables other than the Ownership Interest;

         (e)  the Seller's use of proceeds of the Purchases;

         (f) the return or transfer by the Collection Agent of any portion of Collections allocable to the Ownership Interest to the Seller or any other person for any reason whatsoever, which Collections belong to each Purchaser;

         (g) the failure timely to file financing statements or other similar instruments or documents under the Uniform Commercial Code of any applicable jurisdiction or other applicable laws with respect to any Receivables, whether at the time of a Purchase or otherwise;

         (h) any dispute, claim, offset or defense of any Obligor to the payment of any Receivable (including a defense based on such Receivable's or the related contract's not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale, use, operation or ownership of or defects in or breaches of warranties with respect to, the merchandise or services relating to such Receivable or the furnishing or failure to furnish such merchandise or services;

         (i) the Seller's or any Originators' failure to pay when due any taxes, (including sales, excise or personal property taxes) payable in connection with the Receivables;

         (j)  the commingling of Collections with other funds of the Seller;

         (k) the  failure by the Seller or the  Originators  to comply  with any applicable law, rule or regulation with respect to any Receivable, or the nonconformity of any Receivable with any such applicable law, rule or regulation; or

         (l) the failure to vest in the Seller all right, title and interest in the Receivables purchased by the Seller from DSRM pursuant to the Trade Receivables Sale Agreement, free and clear of any security interest, lien, claim or encumbrance.

If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Seller hereby agrees to make the maximum contribution to the payment of the amounts indemnified against in this Section 11.1 which is permissible under applicable law. The obligation of Seller to indemnify as set forth above shall not include damages, losses, claims, liabilities or related costs or expenses, arising solely from (i) except as otherwise provided in this Agreement, Receivables becoming Defaulted Receivables pursuant to clause (2) or
(3) of the definition of "Defaulted Receivable", or (ii) the gross negligence or willful misconduct of an Indemnified Person seeking indemnification.

         SECTION 11.2. Indemnification Due to Failure to Consummate Purchase. The Seller will indemnify each Purchaser on demand and hold it harmless against all costs (including, without limitation, breakage costs) and expenses resulting from any failure by the Seller (i) to consummate a Purchase after each Purchaser has accepted an offer from the Seller to make such Purchase or (ii) to fulfill its obligations pursuant to Section 6.3, and each Purchaser will indemnify the Seller on demand and hold it harmless against all costs (including, without limitation, breakage costs) and expenses resulting from any failure by (i) the Conduit Purchaser to pay the required purchase price after it has accepted an offer to Purchase from the Seller, (ii) the Conduit Purchaser to fulfill its obligations pursuant to Section 6.2 or (iii) the BackStop Purchaser to pay the required purchase price after a proper request from the Seller for such Purchase.

         SECTION 11.3. Increased Costs. If due to either: (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation by any governmental or regulatory authority or agency of any law or regulation (other than laws or regulations relating to taxes) or (ii) the compliance by any Purchaser or any lender under any Liquidity Facility or Credit Facility (each, a "Conduit Lender") with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), (1) there shall be an increase in the cost to the Purchaser or such Conduit Lender of accepting, funding or maintaining any Purchase hereunder, (2) there shall be a reduction in the amount receivable with regard to any Purchase or (3) such Purchaser or Conduit Lender shall be required to make a payment calculated by reference to the Purchases made hereunder or Purchase Discount received by it, then the
Seller shall, from time to time, within thirty (30) days from the date the Administrative Agent makes demand therefor, pay the Administrative Agent for the account of the applicable Purchaser or Conduit Lender (as a third party beneficiary in the case of any Conduit Lender), that portion of such increased costs incurred, amounts not received or required payment made or to be made, which the Administrative Agent reasonably determines is attributable to accepting, funding and maintaining any Purchase hereunder. In determining such amount, the Administrative Agent may use any reasonable averaging and attribution methods. The applicable Purchaser or Conduit Lender shall submit to the Seller a certificate as to the existence and amounts of such increased costs incurred, amounts not received or receivable or required payment made or to be made, which cer tificate shall, in the absence of manifest error, be presumptively correct for all purposes. Any Affected Party that incurs such increased costs as described in this Section 11.3 shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to take such steps as would eliminate or reduce the amount of such increased costs; provided, that no such steps shall be required to be taken if, in the reasonable judgment of such Affected Party, such steps would be disadvantageous to such Affected Party.

         SECTION 11.4. Increased Capital. If either (i) the introduction of or any change in or in the interpretation by any governmental or regulatory authority or agency of any law or regulation or (ii) compliance by any Purchaser, the Administrative Agent, any Conduit Lender or any parent company of the foregoing (each an "Affected Party") with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Affected Party or such Affected Party reasonably determines that the amount of such capital is increased by or based upon the existence of any Purchaser's agreement to make or maintain or to consider making or maintaining Purchases hereunder and other similar agreements or facilities, then, within thirty (30) days from the date such Affected Party or the Administrative Agent makes demand therefor, the Seller shall immediately pay to such Affected Party (as a third party beneficiary, in the case of any Affected Party other than a Purchaser or the Administrative Agent) or the Administrative Agent for the account of such Affected Party from time to time, as specified by such Affected Party or the Administrative Agent, additional amounts sufficient to compensate such Affected Party in light of such circumstances, to the extent that such Affected Party or the Administrative Agent on behalf of such Affected Party reasonably determines such increase in capital to be allocable to the existence any agreement of a Purchaser hereunder. A certifi cate as to the existence and amounts of such increases shall be submitted to the Seller by such Affected Party or the Administrative Agent, shall, in the absence of manifest error, be presumptively correct for all purposes. Any Affected Party that is entitled to compensation for increases in capital as described in this Section
11.4 shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to take such steps as would eliminate or reduce the amount of such compensation; provided, that no such steps shall be required to be taken if, in the reasonable judgment of such Affected party, such steps would be disadvantageous to such Affected Party.

         SECTION 11.5. Taxes. (a) Any and all payments and deposits required to be made hereunder or under any instrument delivered hereunder by the Seller shall be made, in accordance with Section 7.2, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of an Affected Party, net income taxes that are imposed by the United States and franchise taxes and similar taxes and net income taxes, that are imposed on such Affected Party by the state or foreign jurisdiction under the laws of which such Affected Party is organized or in which it is otherwise doing business or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Seller or the Collection Agent shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Affected Party, (i) the Seller shall make an additional payment to such Affected Party, in an amount sufficient so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 11.5), such Affected Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Seller or the Collection Agent, as the case may be, shall make such deductions and (iii) the Seller or the Collection Agent, as the case may be, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) In addition, the Seller agrees to pay any present or future stamp or other documentary taxes or any other excise or property taxes charges or similar levies which arise from any payment made hereunder or under any instrument delivered hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any instrument delivered hereunder (hereinafter referred to as "Other Taxes").

         (c) The Seller will indemnify each Affected Party (as a third party beneficiary, in the case of any Affected Party other than a Purchaser or the Administrative Agent) for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 11.5(c)) paid by such Affected Party and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date the Affected Party makes written demand therefor. A certificate as to the existence and amount of such indemnification shall be submitted to the Seller by such Affected Party, setting forth the calculation thereof, and shall, in the absence of manifest error, be presumptively correct for all purposes.

         (d) Within thirty (30) days after the date of any payment of Taxes, the Seller will furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof.

         (e) Any Affected Party that is entitled to the payment of any additional amount pursuant to this Section 11.5 shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to take such steps as would eliminate or reduce the amount of payment; provided, that no such steps shall be required to be taken if, in the reasonable judgment of such Affected party, such steps would be disadvantageous to such Affected Party.

         SECTION 11.6. Notices. Each Purchaser shall notify the Seller within thirty (30) Business Days of its knowledge of a claim for which it intends to seek indemnification under Section 11.1 or reimbursement under Section 11.5 from the Seller. The Seller shall provide reasonable assistance to the parties indemnified under Section 11.1, to the extent reasonably requested by them, in any action, suit or proceeding brought by or against them in connection with the indemnification granted herein. The Seller hereby agrees that if it assumes control of the defense in any action, suit or proceeding brought by or against any Indemnified Party, the outcome of any such proceeding will be subject to the indemnification provisions of Article XI of this Agreement. Each Purchaser shall notify the Seller of a claim for which it intends to seek reimbursement under Sections 11.3 or 11.4 from the Seller; provided, however, that in connection with any such notice, the applicable Purchaser shall not be entitled to receive reimbursement in respect of any otherwise reimbursable amount under Section 11.3 or 11.4 to the extent that such amount was incurred more than sixty (60) days prior to the date of such notice.

                           ARTICLE XII: MISCELLANEOUS

         SECTION 12.1. Amendments, Etc. No amendment or waiver of, or consent to the Seller's departure from, any provision of this Agreement shall be effective unless it is in writing and signed by the parties hereto and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

         SECTION 12.2. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing or by a telecommunications device capable of creating a written record, and sent, as to each party hereto, at its address set forth under its name on the signature pages hereto, or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) upon receipt after it shall have been mailed by United States mail, first class or certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, except that notices and communications to an Purchaser pursuant to Section 6.2 shall be effective when received by such Purchaser.

         SECTION 12.3.  [Reserved].

         SECTION 12.4. No Waiver; Remedies. No failure on the part of the Administrative Agent or any Purchaser to exercise, and no delay in exercising, any right hereunder or under any Sale Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 12.5. Binding Effect; Assignability. (a) This Agreement shall be binding upon and inure to the benefit of the Seller, each Purchaser, the Administrative Agent and their respective successors and assigns, except that the Seller shall not have the right to assign any interest herein without the prior written consent of each Purchaser and the Administrative Agent, and the Purchaser shall not have the right to assign any interest herein except in accordance with paragraph (b) below. This Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the Ownership Interest is reduced to zero and no further Purchases are to be made; provided, however, that rights and remedies of the Purchasers and the Administrative Agent under Article XI and Section 5.4 and the provisions of Section 12.11 shall survive any termination of this Agreement.

         (b) The Conduit Purchaser may assign its interests hereunder without the consent of the Seller, to CIBC, any affiliate of CIBC, any financial institution providing a Liquidity Facility or Credit Facility or any vehicle organized by CIBC or by any affiliate thereof. Any Purchaser may assign its interests hereunder to any other Person with the prior written consent of Seller, such consent not to be unreasonably withheld. Upon any assignment by a Purchaser, the assignee shall become the owner of the Purchaser's interest in the Receivables purchased hereunder for all purposes of this Agreement. Upon any assignment, the assignee thereof shall have all the rights and obligations of a Purchaser under this Agreement, and shall be subject to the same terms and conditions of this Agreement. The parties to this Agreement acknowledge that the Conduit Purchaser has assigned and shall be permitted to continue to assign (without consent) to CIBC, as collateral agent for the benefit of the holder of the debt instruments issued by the Conduit Purchaser, a security interest in all of the Conduit Purchaser's right, title and interest in and to, among other things, all rights of the Conduit Purchaser in and to this Agreement and other securitization agreements entered into by the Conduit Purchaser with other sellers and the assets purchased from or assigned by such other sellers pursuant thereto.

         SECTION 12.6. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 12.7. Construction of the Agreement. The parties hereto intend that the conveyance of the Ownership Interest in the Receivables by the Seller to the Purchasers shall be treated as sales for purposes of generally accepted accounting principles. If, despite such intention, a determination is made that such transactions shall not be treated as sales, then this Agreement shall be interpreted to constitute a security agreement and the transactions effected hereby shall be deemed to constitute a secured financing by the Purchasers to the Seller under applicable law. For such purpose, the Seller hereby grants to the Administrative Agent for the benefit of the Purchasers a continuing security interest to the extent of such Ownership Interest in the Receivables and Collections to secure the obligations of the Seller to the Purchasers hereunder.

         SECTION 12.8. No Proceedings. The Seller, the Back-Stop Purchaser, the Administrative Agent and the Collection Agent each hereby agrees that it will not institute against the Conduit Purchaser any bankruptcy, reorganization, insolvency or similar proceeding under any federal or state bankruptcy or similar law, for one year and a day after the latest maturing commercial paper note or other rated indebtedness (whether or not issued to fund the purchase or maintenance of the Ownership Interest hereunder) issued by the Conduit Purchaser is paid.

         SECTION 12.9. Confidentiality. The Purchasers and the Administrative Agent agree to maintain the confidentiality of any information regarding the Seller, the Collection Agent or the Receivables obtained in accordance with the terms of this Agreement which is not publicly available, but any Purchaser or the Administrative Agent may reveal such information (a) to applicable rating agencies, liquidity providers and credit providers, provided that such liquidity providers and credit providers agree to maintain the confidentiality of such information on the same terms that Purchaser is required to do so hereunder, (b) as reasonably necessary or appropriate in connection with the administration or enforcement of this Agreement, (c) as reasonably necessary or appropriate in connection with its funding of purchases under this Agreement, provided that any private third parties to whom such information is disclosed agree to maintain the confidentiality of such information on the same terms as the Purchaser is required to do so hereunder, (d) as required by law, government regulation, court proceeding or subpoena or (e) to bank regulatory agencies and examiners.

         SECTION 12.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         SECTION 12.11.  Severability  Clause.  Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 12.12. SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT TO ACCEPT SERVICE OF PROCESS.

         (A) THE SELLER AND THE COLLECTION AGENT HEREBY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF ANY FEDERAL COURT LOCATED IN SUCH STATE IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE SELLER AND THE COLLECTION AGENT IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING AND ANY CLAIM THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         (B) EACH OF THE SELLER AND THE COLLECTION AGENT HAS IRREVOCABLY APPOINTED CT CORPORATION SYSTEM AS ITS AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT WHICH MAY BE MADE ON SUCH AGENT. IF FOR ANY REASON SUCH AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH OF THE SELLER AND THE COLLECTION AGENT AGREES TO DESIGNATE A NEW AGENT IN THE CITY OF NEW YORK ON THE TERMS AND FOR THE PURPOSES OF THIS SECTION 12.11 SATISFACTORY TO THE PURCHASER.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized officers as of the date set forth on the cover page of this Agreement.

                           COYOTE FUNDING, L.L.C.,
                             as Seller

                           By:   /s/ Steve Blank
                              Name:  Steve Blank
                              Title: Vice President and Treasurer

                           Address: 6000 North Loop 1604 West
                           Attention: Treasurer
                           Telephone No.: (210) 592-2000
                           Facsimile No.: (210) 592-2010


                           DIAMOND SHAMROCK REFINING AND MARKETING COMPANY,
                             as Collection Agent

                           By:   /s/ Steve Blank
                              Name:  Steve Blank
                              Title: Vice President and Treasurer

                           Address: 6000 North Loop 1604 West
                           Attention: Treasurer
                           Telephone No.: (210) 592-2000
                           Facsimile No.: (210) 592-2010

                           ASSET SECURITIZATION COOPERATIVE CORPORATION,
                             as Conduit Purchaser

                           By:   /s/ Dean Kurdyla
                              Name:  Dean Kurdyla
                              Title: Controller

                           Address:  425 Lexington Avenue
                                     New York, New York 10017
                           Attention:  Asset Securitization Group
                           Facsimile:  (212) 856-3643


                           CANADIAN IMPERIAL BANK OF COMMERCE,
                             as Back-Stop Purchaser

                           By:   /s/ John Gevlin
                              Name:  John Gevlin
                              Title: Authorized Signatory

                           Address:  425 Lexington Avenue
                                     New York, New York 10017
                           Attention:  Asset Securitization Group
                           Facsimile:  (212) 856-3643


                           CANADIAN IMPERIAL BANK OF COMMERCE,
                             as Administrative Agent

                           By:   /s/ John Gevlin
                              Name:  John Gevlin
                              Title: Authorized Signatory

                           Address:  425 Lexington Avenue
                                     New York, New York 10017
                           Attention: Asset Securitization Group
                           Facsimile:  (212) 856-3643

                                   SCHEDULE A
                                       TO
                      TRADE RECEIVABLES PURCHASE AGREEMENT
                                   dated as of
                                 March 29, 1999


                          Special Concentration Limits
                          ----------------------------

         Obligor Debt Ratings               Special Concentration Limit
         --------------------               ---------------------------

                                            Limited to the lesser of A and B:

Moody's              S&P                    (A)            (B)

Aa3 or higher        AA- or higher          $20,000,000    10.00% of Investment

> A3 and < A1        > A- and < A+          $15,000,000    7.50% of Investment
-        -           -        -

> Baa1 and < Baa3    > BBB- and < BBB+      $8,000,000     4.00% of Investment
-          -         -          -

In determining Concentration Limits based upon the foregoing chart, the following rules shall apply:

         1. If an Obligor's long-term unsecured private or public debt is rated below Baa3 by Moody's or below BBB- by S&P, the Standard Concentration Limit applies to that Obligor.

         2. If an Obligor's long-term unsecured private or public debt is not rated by either Moody's or S&P, the Standard Concentration Limit applies to that Obligor.

         3. If an Obligor's long-term unsecured private or public debt is rated in one of the ratings categories specified above by Moody's and in a different ratings category specified above by S&P, the lower ratings category applies for determining the Special Concentration Limit (e.g., if an Obligor were rated AA- by S&P and A1 by Moody's, the applicable Special Concen-tration Limit would be the lesser of $15,000,000 and 7.50% of Investment).

         4. If an Obligor's long-term unsecured private or public debt is rated by either Moody's or S&P but not by the other rating agency, then the Special Concentration Limit will be determined by reference to the single available rating (e.g., if an Obligor were rated A2 by Moody's but not rated by S&P, the applicable Special Concentration Limit would be the lesser of $15,000,000 and 7.50% of Investment).